Exhibit 99.1

   SONUS NETWORKS RECEIVES EXPECTED Q3 2006 NASDAQ STAFF LETTER NOTING DELAYED
                                   10-Q FILING

    CHELMSFORD, Mass., Nov. 14 /PRNewswire-FirstCall/ -- Sonus Networks, Inc. (Nasdaq: SONS) announced that the Company received, as expected, a NASDAQ Staff Determination letter on November 10, 2006, indicating that the Company is not in compliance with the NASDAQ continued listing requirements set forth in Marketplace Rule 4310(c) (14). The Determination letter relates to the Company's Form 10-Q for the fiscal quarter ended September 30, 2006.

    As previously announced, the Company received a NASDAQ Staff Determination letter on August 14, 2006, indicating that the Company was not in compliance with the NASDAQ continued listing requirements set forth in Marketplace Rule 4310(c) (14) due to the delay in the filing of its Form 10-Q for the fiscal quarter ended June 30, 2006. On September 27, 2006, the Company appeared before the NASDAQ Listing Qualifications Panel to present a plan for regaining compliance for both the filing of its Form 10-Q for the fiscal quarter ended June 30, 2006 and the filing of the Company's Form 10-Q for the fiscal quarter ended September 30, 2006. The panel has not yet rendered a decision.

    The Company is committed to preparing and filing its Forms 10-Q for the second and third quarters of 2006 and any required restated financial statements as soon as practicable.

    About Sonus Networks

    Sonus Networks, Inc. is a leading provider of Voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus' voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Chelmsford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

    This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Item 1A "Risk Factors" of Sonus' Quarterly Report on Form 10-Q dated May 8, 2006, filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company's announced review of its historical stock option grants and accounting, including any potential impact on the Company's financial statements or results, any tax liabilities or penalties, the Company's inability to timely report with the Securities and Exchange Commission, the Company's potential inability to meet NASDAQ requirements for continued listing, potential investigations, regulatory actions or litigation arising out of the review or any restatement; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the company. Any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

    Sonus is a registered trademark of Sonus Networks. All other company and product names may be trademarks of the respective companies with which they are associated.

    For more information, please contact:

    Investor Relations:              US Media Relations:
    Jocelyn Philbrook                Sarah McAuley
    978-614-8672                     212-699-1836
    jphilbrook@sonusnet.com          smcauley@sonusnet.com

SOURCE  Sonus Networks, Inc.
    -0-                             11/14/2006
    /CONTACT: Investors: Jocelyn Philbrook, +1-978-614-8672 jphilbrook@sonusnet.com, or Media: Sarah McAuley, +1-212-699-1836, smcauley@sonusnet.com /
    /Web site: http://www.sonusnet.com /
    (SONS)